Exhibit 99.1

TREMOR VIDEO REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

New York, NY — August 4, 2016 — Tremor Video, Inc. (NYSE:TRMR), a provider of software for video ad effectiveness, today announced financial results for the quarter ended June 30, 2016.

Second Quarter 2016 Highlights:

•                  Revenue of $37.1 million, down 12% year-over-year

•                  Total Spend(1) of $54.7 million, up 19% year-over-year

•                  Gross profit of $17.2 million, down 4% year-over-year

•                  Net loss of ($5.9) million; net loss per share of ($0.11)

•                  Adjusted EBITDA(2) of ($1.2) million

•                  Repurchased 177,980 shares during the quarter at an average price per share of $1.87

(1)         We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“This quarter we achieved a number of our strategic goals, including signing several key agency partnerships on our buyer platform,” said Bill Day, Tremor Video CEO.  “Based on the continued strength of our seller platform and Higher-Function buying products, we are projecting strong guidance for spend growth and EBITDA profitability in the second half of 2016.”

The table below presents revenue, Total Spend, gross profit, net loss, Adjusted EBITDA, and net loss per share for the three month and six month periods ended June 30, 2016 and June 30, 2015.

Second Quarter and Year-to-Date Results Summary(1)

(in millions, except per share amounts), (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	June 30, 2015	% Change	June 30, 2016	June 30, 2015	% Change

Revenue	$37.1	$42.4	(12)%	$71.7	$80.5	(11)%
Total Spend	$54.7	$46.1	19%	$105.9	$86.7	22%
Gross profit	$17.2	$18.0	(4)%	$33.4	$34.2	(2)%
Net loss	$(5.9)	$(5.2)	(12)%	$(16.9)	$(12.2)	(39)%
Adjusted EBITDA	$(1.2)	$(1.3)	6%	$(5.5)	$(5.3)	(4)%
Net loss per share	$(0.11)	$(0.10)	(9)%	$(0.32)	$(0.24)	(36)%

(1)         As discussed in our Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, the previously issued quarterly financial statements for the periods ended March 31, 2015 and June 30, 2015 were restated to reflect the reporting of revenue attributable to the Company’s seller platform on a net instead of a gross basis.  The restatement has the effect of decreasing both revenue and cost of revenue in a like amount in such quarterly financial statements, and has no impact on reported gross profit, net loss or Adjusted EBITDA.

Second Quarter and Year-to-Date Breakdown of Total Spend(1)

(in thousands), (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	June 30, 2015	% Change	June 30, 2016	June 30, 2015	% Change

Programmatic	$27,040	$13,945	94%	$53,177	$21,251	150%
Non-programmatic higher function	22,833	20,084	14%	42,811	39,753	8%
Non-programmatic media network	4,796	12,043	(60)%	9,910	25,671	(61)%
Total Spend	$54,669	$46,072	19%	$105,898	$86,675	22%

(1)         Please see the discussion in the section called “Non-GAAP Financial Measures”.

Guidance

Based on information available as of August 4, 2016, the Company expects the following:

Q3 and Full Year 2016 Outlook

	Q3 2016	Full Year 2016

Revenue	$36.0 - $38.0 million	$155.0 - $160.0 million
Total Spend	$63.0 - $65.0 million	$245.0 - $255.0 million
Adjusted EBITDA	$(0.5) - $0.5 million	$(4.0) - $0.0 million

Q2 2016 Financial Results Webcast:  Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its second quarter financial results. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877) 407-9039 or internationally at (201) 689-8470. Until August 18, 2016, a domestic replay will be available at (877) 870-5176 or internationally at (858) 384-5517, using passcode 13640247, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video:  Tremor Video (NYSE:TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe harbor” Statement:  This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including third quarter 2016 and 2016 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; the rate of decline of the Company’s non-programmatic media network; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product and other higher-function buying products by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 15, 2016, its Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the Security and Exchange Commission on May 10, 2016 and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures:  To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend and Adjusted EBITDA, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend does not represent revenue earned by us. Within total spend, we closely monitor the percentage contributions among the following operational metrics: programmatic; non-programmatic higher function; and non-programmatic media.  Programmatic includes all spend attributable to the Tremor Video SSP, Tremor Video DSP and agency trading desks.  We define non-programmatic higher-function as non-programmatic spend running through our buyer platform that utilizes our higher-function products, including our all-screen optimization solution and our proprietary outcome-based pricing models.  We define non-programmatic media as non-programmatic spend running through our buyer platform that is purchased without any of our higher-function products.  We track these operational metrics in order to better understand how our clients are transacting on our platforms, which informs decisions as to the allocation of resources and capital. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, provision for income taxes, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, executive severance costs, acquisition related costs, litigation costs associated with class action securities litigation, mark-to-market expense, and other adjustments. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Total Spend and Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Mandy Robinson

Tremor Video Corporate Communications

646-278-7416

MRobinson@TremorVideo.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$49,977	$59,887
Accounts receivable, net	55,912	70,778
Prepaid expenses and other current assets	4,311	3,721
Total current assets	110,200	134,386
Long-term assets:
Restricted cash	770	600
Property and equipment, net	10,118	10,094
Intangible assets, net	9,208	11,469
Goodwill	10,815	10,781
Other assets	1,185	794
Total long-term assets	32,096	33,738
Total assets	$142,296	$168,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$43,712	$58,742
Deferred rent, short-term	375	401
Contingent consideration on acquisition, short-term	3,711	987
Deferred revenue	61	108
Total current liabilities	47,859	60,238
Long-term liabilities:
Deferred rent, long-term	6,383	5,237
Contingent consideration on acquisition, long-term	960	443
Deferred tax liabilities	520	510
Other long-term liabilities	271	264
Total liabilities	55,993	66,692
Stockholders’ equity:
Common stock	5	5
Treasury stock	(332)	—
Additional paid-in capital	281,271	279,136
Accumulated other comprehensive loss	(58)	(55)
Accumulated deficit	(194,583)	(177,654)
Total stockholders’ equity	86,303	101,432
Total liabilities and stockholders’ equity	$142,296	$168,124

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015(1)	2016	2015(1)

Revenue	$37,107	$42,404	$71,672	$80,456
Cost of revenue	19,907	24,394	38,254	46,253
Gross profit	17,200	18,010	33,418	34,203

Operating expenses:
Technology and development(2)	5,045	4,761	10,888	9,722
Sales and marketing(2)	11,342	11,717	24,006	23,668
General and administrative(2)	4,074	4,705	8,996	9,049
Depreciation and amortization	2,325	1,956	4,564	3,733
Mark-to-market(3)	45	—	1,089	—
Total operating expenses	22,831	23,139	49,543	46,172

Loss from operations	(5,631)	(5,129)	(16,125)	(11,969)

Interest and other income (expense), net:
Interest expense	(13)	(3)	(15)	(5)
Other income (expense), net	(33)	9	(285)	23
Total interest and other income (expense), net	(46)	6	(300)	18

Loss before provision for income taxes	(5,677)	(5,123)	(16,425)	(11,951)

Provision for income taxes	178	117	504	239

Net loss	$(5,855)	$(5,240)	$(16,929)	$(12,190)

Net loss per share:
Basic and diluted	$(0.11)	$(0.10)	$(0.32)	$(0.24)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,633,054	51,445,613	52,502,955	51,332,047

(1) As discussed in our Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, the previously issued quarterly financial statements for the periods ended March 31, 2015 and June 30, 2015 have been restated to reflect the reporting of revenue attributable to the Company’s seller platform on a net instead of a gross basis.  The restatement has the effect of decreasing both revenue and cost of revenue in a like amount in such quarterly financial statements, and has no impact on reported gross profit, net loss or Adjusted EBITDA.

(2) Stock-based compensation expense included above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Technology and development	$244	$218	$462	$432
Sales and marketing	381	394	767	803
General and administrative	400	535	760	1,020
Total stock-based compensation expense	$1,025	$1,147	$1,989	$2,255

(3) Reflects expense incurred based on the Company’s re-measurement, at June 30, 2016, of the estimated fair value of earn-out payments that are or may become due in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”), and which are not conditioned on continued employment with the Company.

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(16,929)	$(12,190)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,564	3,733
Bad debt (recovery) expense	(61)	14
Mark-to-market expense	1,089	—
Compensation expense related to the acquisition contingent consideration	2,142	—
Stock-based compensation expense	1,989	2,255
Stock-based long-term incentive compensation expense	—	77
Loss from sublease	341	—
Loss on fixed asset disposal	23	—
Net changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	14,964	(4,549)
Increase in prepaid expenses and other assets	(176)	(783)
Increase (decrease) in accounts payable and accrued expenses	(15,032)	5,304
Increase (decrease) in deferred rent and security deposits payable	(26)	3,248
Increase (decrease) in deferred revenue	(47)	30
Net cash used in operating activities	(7,159)	(2,861)

Cash flows from investing activities:
Purchase of property and equipment	(2,323)	(6,180)
Changes in restricted cash	(170)	—
Net cash used in investing activities	(2,493)	(6,180)

Cash flows from financing activities:
Proceeds from common stock issuance	245	—
Proceeds from the exercise of stock options awards	153	39
Treasury stock - repurchase of stock	(332)	—
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(252)	(153)
Net cash used in financing activities	(186)	(114)

Net decrease in cash and cash equivalents	(9,838)	(9,155)

Effect of exchange rate changes in cash and cash equivalents	(72)	(19)

Cash and cash equivalents at beginning of period	59,887	77,787
Cash and cash equivalents at end of period	$49,977	$68,613

Exhibit B

Tremor Video, Inc.

Reconciliation of Total Spend to Revenue

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Total Spend	$54,669	$46,072	$105,898	$86,675
SSP inventory costs(1)	17,562	3,668	34,226	6,219
Revenue	$37,107	$42,404	$71,672	$80,456

(1) We record revenue from our buyer platform on a gross basis, including costs of inventory.  Accordingly, for revenue generated from our buyer platform, total spend is equivalent to revenue.  We record revenue from our seller platform, the Tremor Video SSP net of inventory costs. Total spend through the Tremor Video SSP is equal to the revenue generated from the Tremor Video SSP plus associated costs of inventory.

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net loss	$(5,855)	$(5,240)	$(16,929)	$(12,190)
Adjustments:
Depreciation and amortization expense	2,325	1,956	4,564	3,733
Stock-based compensation expense	1,025	1,147	1,989	2,255
Executive severance	67	362	172	362
Acquisition-related costs(1)	929	222	2,148	222
Litigation expenses	—	64	181	68
Stock-based long-term incentive compensation expense	—	58	—	77
Provision for income taxes	178	117	504	239
Mark-to-market expense(2)	45	—	1,089	—
Interest and other (income) expense, net	46	(6)	300	(18)
Other adjustments(3)	—	—	520	—
Total net adjustments	4,615	3,920	11,467	6,938
Adjusted EBITDA	$(1,240)	$(1,320)	$(5,462)	$(5,252)

(1) Reflects acquisition-related costs incurred in connection with the Company’s acquisition of TVN.  Includes $924 and $2,130 for the three and six months ended June 30, 2016, respectively, of compensation-related expenses related to contingent consideration payments that may become due to certain TVN sellers that are subject to continued employment.

(2) Reflects expense incurred based on the Company’s re-measurement, at June 30, 2016, of the estimated fair value of earn-out payments that are or may become due in connection with the acquisition of TVN and which are not conditioned on continued employment with the Company.

(3) Reflects amounts accrued in connection with a one-time change in the Company’s employee vacation policy.

Exhibit C

Tremor Video, Inc.

Consolidated Quarterly Statement of Operations

(in thousands)

(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016

Revenue	$38,052	$42,404	$41,624	$51,757	$34,565	$37,107

Inventory costs	20,317	22,991	22,494	27,206	16,368	17,922
Other cost of revenue	1,542	1,403	1,530	1,783	1,979	1,985
Total cost of revenue	21,859	24,394	24,024	28,989	18,347	19,907

Gross Profit	16,193	18,010	17,600	22,768	16,218	17,200

Total operating expenses	23,033	23,139	46,280	24,886	26,712	22,831

Loss from operations	(6,840)	(5,129)	(28,680)	(2,118)	(10,494)	(5,631)

Total interest and other (expense) income, net	12	6	77	(75)	(254)	(46)

Loss before provision for income taxes	(6,828)	(5,123)	(28,603)	(2,193)	(10,748)	(5,677)

Provision for income taxes	122	117	19	225	326	178

Net loss	$(6,950)	$(5,240)	$(28,622)	$(2,418)	$(11,074)	$(5,855)